UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


      Date of Report (Date of earliest event reported): February 24, 2004


                            First United Corporation
             (Exact name of registrant as specified in its charter)


       Maryland                          0-14237                 52-1380770
       --------                          -------                 ----------
(State or other jurisdiction      (Commission file number)     (IRS Employer
of incorporation or organization)                           Identification No.)

                19 South Second Street, Oakland, Maryland 21550
              (Address of principal executive offices) (Zip Code)


                                 (301) 334-9471
              (Registrant's telephone number, including area code)


                                      N/A
         (Former Name or Former Address, if Changed Since Last Report)

Item 9.  Regulation FD Disclosure.

     First United Corporation (the "Corporation") disclosed on February 24,2004 that preliminary results for the quarter and the year ended December 31, 2003 reflect, on an unaudited basis, net income of $2.8 million and $10.7 million, respectively, and earnings per share of $.46 and $1.77, respectively. These results are subject to the completion of the Corporation's audit by its independent accountants and to review by the Audit Committee of the Corporation's Board of Directors. The Corporation presently expects to release audited results for the quarter and year ended December 31, 2003 during the week of February 29, 2003.

     The information contained in this Item 9 shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

                                   SIGNATURES

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                        FIRST UNITED CORPORATION


Dated:  February 24, 2004           By:  /s/ Robert W. Kurtz
                                        -----------------------------------
                                        Robert W. Kurtz
                                        President and CFO